Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Monongahela Power Company’s Registration Statements on Form S-3 (Nos. 333-31493, 33-51301, 33-56262, 33-59131 and 333-38484) of our report dated March 10, 2004, except as to Note 19 which is as of November 24, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 8-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 6, 2004